CERTIFICATE OF INCORPORATION

                                       OF

                               PLANET411.COM INC.


ARTICLE I - NAME:          The name of the Corporation is:

                               Planet411.com Inc.

ARTICLE II -REGISTERED OFFICE; REGISTERED AGENT:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III - DURATION: The Corporation shall have perpetual existence.

ARTICLE IV - PURPOSES: The purpose, object and nature of the business for which this Corporation is organized are (a) to engage in any lawful activity permitted by a Delaware corporation; (b) to carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by this Certificate of Incorporation.

ARTICLE V - POWERS: The powers of the Corporation shall be all of those powers granted by the Delaware General Corporation Law (the "GCL"), under which the Corporation is formed. In addition, the Corporation shall have the following specific powers:

(a) To elect or appoint officers and agents of the Corporation and to fix their compensation; (b) To act as an agent for any individual, association, partnership, corporation or other legal entity; (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;
     (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the Corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus; (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of way activities.

ARTICLE VI - CAPITAL STOCK:

     The amount of the total authorized capital stock of the Corporation, and the number and par value of the shares of which it is to consist, is 80,000,000 shares, divided into classes as follows:


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     10,000,000  shares  shall be  Preferred  Stock,  $0.001 par value per share
     ("Preferred Stock");

     69,999,999 shares shall be Common Stock, $0.001 par value per share ("Common Stock"); and

     One share shall be Special Voting Stock, $0.001 par value ("Special Voting Stock").

     Shares of any class of stock of the Corporation may be issued for such consideration and for each corporate purpose as the Board of Directors may from time to time determine. No capital stock, after the amount of the subscription price (which shall not be less than the par value thereof) has been paid in, shall be subject to assessments.

     The following is a description of the different classes and a statement of the relative rights of the holder of the Preferred Stock, the Common Stock and the Special Voting Stock.

     PREFERRED STOCK

     The Board of Directors of the Corporation is authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock of the Corporation in one or more series with such voting power, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in this Certificate of Incorporation, and to the extent not to stated or expressed, as may be stated and expressed in a resolution or resolutions establishing such series and providing for the issuance thereof adopted by the Board of Directors pursuant to the authority to do so which is hereby expressly vested in it, including, without limiting the generality of the foregoing, the following:

     1.   the designation and number of shares of each such series;

     2. the dividend rate of each such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation of such dividends to dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

     3. whether the shares of each such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

     4. the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of each such series;


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     5.   whether the shares of each such series  shall be  convertible  into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

     6. the extent, if any, to which the holders of the shares of any series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

     7. the restrictions and conditions, if any, upon the issue or release of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

     8.   the  rights  of the  holders  of the  shares of such  series  upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of voluntary dissolution that the case of involuntary dissolution; and

     9. any other relative rights, preferences or limitations of shares of such series consistent with this Article VI and applicable law.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock of the Corporation, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock of the Corporation shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue or shall be cumulative. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of any class of capital stock of the Corporation.

     COMMON STOCK and SPECIAL VOTING STOCK

     Voting Rights

     (a) Each share of Common Stock shall entitle the holder thereof to one vote for each share held and the holder of the share of Special Voting Stock shall have a number of votes equal to the number of Exchangeable Shares ("Exchangeable Shares") of 3560309 Canada Inc., a Canada corporation ("Canco"), outstanding from time to time that are not owned by the Corporation or any of its direct or indirect subsidiaries. Except as otherwise required by law or this Certificate of Incorporation, the Common Stock and the Special Voting Stock shall vote together as a single class in the election of directors and on all matters submitted to vote of stockholders of the Corporation.

     (b) No holder of Common Stock or Special Voting Stock shall have the right to cumulate votes in the election of Directors of the Corporation or for any other purpose.

     Dividends.

     Subject to the rights of holders of Preferred Stock of the Corporation, the holders of Common Stock shall be entitled to share, on a pro rata basis, in any and all dividends, payable in cash or otherwise, as may be declared in respect of their holdings by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and the holders of Special Voting Stock shall not be entitled to receive any such dividends.

     Provisions Regarding Special Voting Stock.

          (a) The holder of the share of Special Voting Stock is entitled to exercise the voting rights attendant thereto in such manner as such holder desires.

          (b) At such times as the Special Voting Stock has no votes attached to it because there are no Exchangeable Shares of Canco outstanding that are not owned by the Corporation or any of its direct or indirect subsidiaries, and there are no shares of stock, debt, options or other agreements of Canco to any other person (other than the Corporation or a direct or indirect subsidiary of the Corporation), the Special Voting Stock shall be cancelled (regardless of whether or not surrendered to the Corporation).

     Provisions Applicable to All Classes

     Liquidation Rights.

     In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share of Preferred Stock equal to the amount fixed and determined in accordance with the respective rights and priorities established by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock before any of the assets of the Corporation shall be distributed or paid over to holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, any remaining assets shall be distributed to the holders of Common Stock. The holders of Special Voting Stock shall not be entitled to receive any such assets. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any material part of the assets of the Corporation (that does not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph.

     Pre-emptive Rights.

     No stockholder of the Corporation, by reason of his holding any shares of any class of the Corporation, shall have any pre-emptive or preferential right to acquire or subscribe for any treasury or unissued shares of any class of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividends or voting rights of such stockholder, and the Board of Directors of the Corporation may issue shares of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of the Corporation, without offering any such shares of any class of the Corporation, either in whole or in part, to the existing stockholders of any class of the Corporation.

     Consideration for Shares.

     The Common Stock, Preferred Stock or Special Voting Stock shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any consideration for shares shall be conclusive. When such shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. This provision shall not be amended in this particular.

     Stock Rights and Options.

     The Corporation shall have the power to create and issue rights, warrants or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes upon such terms and conditions and at such times and places as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Board of Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

ARTICLE VII - ASSESSMENT OF STOCK: No capital stock of this Corporation, after the amount of the subscription price (which shall not be less than the par value thereof) has been fully paid in, shall be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.

ARTICLE VIII - DIRECTORS: For the management of the business, and for the conduct of the affairs of the Corporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and stockholders, it is further provided:

     Section 1. Size of Board. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers ad duties shall be such as are prescribed by statute and in the by-laws of the Corporation.

     Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the GCL, the Board of Directors is expressly authorized and empowered:

                    (a) To make, alter, amend, and repeal the By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors.

                    (b) Subject to the applicable provisions of the GCL and the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection. No Stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Stockholders of the Corporation.

                    (c) To issue stock of the Corporation for money, property services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the Board of Directors without vote or consent of the stockholders and the judgment of the Board of Directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable (provided also that the subscription price is equal to or exceeds the aggregate par value of such shares).

                    (d) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;

                    (e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

                    (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

                    (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including offices and directors, of the Corporation and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

                    (h) To designate, by resolution or resolutions passed by a majority of the whole board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by resolution or the By-Laws, shall have and may exercise the powers of the Board;

                    (i) To provide for the reasonable compensation of the directors of the Corporation by By-Law, and to fix the terms and conditions upon which such compensation will be paid; and

                    (j) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation, and of the By-Laws of the Corporation.

     Section 3. Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that the Corporation is in compliance with one or more of the conditions of Section 144 of the GCL (or any successor provision thereto).

ARTICLE IX - LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS. The personal liability of a director or officer of the Corporation to the Corporation or the stockholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, to the extent permissible under the GCL.

ARTICLE X - INDEMNIFICATION. Each director and officer of the Corporation, and such other persons as may be approved in accordance with Section 145 of the GCL (or any successor provision thereto) may be indemnified by the Corporation as follows:

     (a) The Corporation may indemnify any person who was or is party, or is threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order settlement, conviction or upon a plea of nolo contedere or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other interpose against expense including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believe to be in or not opposed to the best interest of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
          (b) of this Article, or in defense of any claim, issue or matter herein, he must be indemnified by the Corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     (d) Any other indemnification under subsections (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by the one or more of the persons (or groups thereof) specified in Section 145 of the GCL (or any successor provision thereto).

     (e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses my be entitled under the certificate or articles of incorporation or any by-law agreement, vote of stockholders or disinterested directors or otherwise, for either an action is his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection
               (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (ii) Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XI - PLACE OF MEETING; CORPORATE BOOKS. Subject to the GCL, the stockholders and the Directors shall nave power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation either inside or outside of the State of Delaware, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.

ARTICLE XII - AMENDMENT OF ARTICLES. The provisions of this Certificate of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the GCL, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.

ARTICLE XIII - INCORPORATOR. The name and mailing address of the incorporator is:

                           Marc A. Berger
                           Goodman Phillips & Vineberg
                           430 Park Avenue
                           New York, NY  10022

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of July, 1999.



                                                              /s/ Marc A. Berger
                                                              Marc A. Berger

                              CERTIFICATE OF MERGER
                                       OF
                           PLANET411.COM CORPORATION,
                              a Nevada corporation,
                                  With and into
                               PLANET411.COM INC.,
                             a Delaware corporation
             ------------------------------------------------------
                         Pursuant to Section 252 of the
                        Delaware General Corporation Law
             ------------------------------------------------------

     Planet411.com Inc., a Delaware corporation, desiring to merge with Planet411.com Corporation, a Nevada corporation, pursuant to the provisions of
Section 252(c) of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     FIRST The names and states of incorporation of each constituent corporation are:

     Name                                      State of Incorporation

     Planet411.com Inc.                                 Delaware
     Planet411.com Corporation                          Nevada

     SECOND:  An  Agreement  and  Plan of  Merger  has been  approved,  adopted, certified, executed and acknowledged by Planet411.com Corporation, a Nevada corporation, in accordance with Section 252(c) of the GCL and the applicable sections of the Nevada Revised Statutes, and approved, adopted, certified, executed and acknowledged by Planet411.com, a Delaware corporation, in accordance with Section 252(c) of the GCL.

     THIRD: The name of the surviving corporation is Planet411.com Inc., a Delaware corporation, which will continue its existence under the name
Planet411.com Inc. upon the effective date of the merger pursuant to the provisions of the GCL.

     FOURTH: The Certificate of Incorporation of Planet411.com Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, located at 440 Rene Levesque Blvd. Ouest, Suite 401, Montreal, PQ H2Z 1V7, and a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of either constituent corporation.

     SIXTH: Planet411.com Corporation, a Nevada corporation, has authorized capital stock of 310,000,001 shares, divided as follows: 10,000,000 shares of preferred stock, par value $0.001; 300,000,000 shares of common stock, par value $0.001; and 1 share of Special Voting Stock, par value $0.001.

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


     IN WITNESS WHEREOF,  Planet411.com Inc., a Delaware corporation, has caused this Certificate to be executed by its President  thereunto duly authorized this

1st day of October, 1999.

                                                     Planet411.com Inc.
                                                     (A Delaware Corporation)



                                                     By:    /s/ Joseph Farag
                                                        ------------------------
                                                     Name:      Joseph Farag
                                                     Title:     President